Exhibit 5.01

May 21, 2015

Amyris, Inc.
5885 Hollis Street, Ste. 100
Emeryville, California 94608

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by Amyris, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the "Commission") on May 21, 2015, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 105,665,377 shares (the “Shares”) of the Company’s Common Stock, par value $0.0001 (the "Common Stock"), which Shares consist of (i) 31,455,291 currently outstanding shares of Common Stock issued to stockholders of the Company pursuant to certain private placements (the “Private Placements”) exempt from the registration requirements of Section 5 of the Securities Act (such 31,455,291 Shares, the “Currently Outstanding Shares”), (ii) 49,097,424 shares of Common Stock issuable to certain stockholders of the Company at their election upon conversion of certain outstanding senior unsecured tranche I and tranche II convertible promissory notes of the Company issued pursuant to that certain Securities Purchase Agreement, dated as of August 8, 2013, as amended by that Amendment No. 1 to Securities Purchase Agreement dated as of October 16, 2013 and that Amendment No. 2 to Securities Purchase Agreement and Tranche I Note Amendment Agreement dated as of December 24, 2013, by and among the Company and certain stockholders of the Company (as amended, the “Note Agreement”), (iii) 1,000,000 shares of Common Stock issuable by the Company to Maxwell (Mauritius) Pte Ltd (“Maxwell”) upon exercise or conversion of a warrant issued by the Company to Maxwell on October 16, 2013 (the “Warrant”) pursuant to the Note Agreement, (iv) 5,796,038 shares of Common Stock issuable by the Company to certain of the selling stockholders at their election upon conversion of the 6.50% Convertible Senior Notes due 2019 of the Company issued by the Company to an initial purchaser (the “Initial Purchaser”) pursuant to that certain Purchase Agreement dated as of May 22, 2014, by and among the Company and the Initial Purchaser (the “144A Agreement”) and subsequently resold by the Initial Purchaser to certain stockholders of the Company, and (v) 18,316,624 shares of Common Stock issuable by the Company to Total Energies Nouvelles Activités USA (“Total”) at Total’s election upon conversion of the 1.5% senior secured convertible notes issued by the Company to Total in replacement of 1.5% senior unsecured convertible notes issued by the Company to Total pursuant to that certain Securities Purchase Agreement dated as of July 30, 2012 by and among the Company and Total (the “Total Agreement” and together with the Private Placements, the Note Agreement, the Warrant and the 144A Agreement, the “Acquisition Agreements”).  The Shares may be sold from time to time by certain selling stockholders of the Company (the “Selling Stockholders”) as set forth in the Registration Statement and the prospectus contained within the Registration Statement (the “Prospectus”).  The Shares that are not Currently Outstanding Shares are referred to in this letter as the “Unissued Shares”.

As to matters of fact relevant to this opinion, we have relied upon our examination of the following documents: (i) the Registration Statement and the Exhibits filed as a part thereof or incorporated therein by reference; (ii) the Prospectus; (iii) the Company’s Restated Certificate of Incorporation, filed with the Delaware Secretary of State on September 30, 2010, and certified by the Delaware Secretary of State on September 30, 2010, as amended by that certain Certificate of Amendment of the Restated Certificate of Incorporation filed with the Delaware Secretary of State on May 9, 2013 and certified by the Delaware Secretary of State on May 9, 2013 and that certain Certificate of Amendment of the above-described Restated Certificate of Incorporation, dated May 12, 2014 and certified by the Delaware Secretary of State on May 12, 2014 (such Restated Certificate of Incorporation of the Company, as so amended, the “Restated Certificate”); (iv) the Company’s Amended and Restated Bylaws, certified by the Company’s Secretary on May 21, 2015 (the “Bylaws”); (v) corporate proceedings and actions of the Company’s Board of Directors and stockholders with respect to the approval or authorization of the Restated Articles and the Bylaws, the Acquisition Agreements and the Registration Statement; (vi) records of the outstanding capital stock and other outstanding securities of the Company that the Company has provided to us (including a certificate from the Company’s transfer agent of even date herewith verifying the number of the Company’s issued and outstanding shares of capital stock as of May 20, 2015); (vii) a Certificate of Good Standing issued by the Delaware Secretary of State dated May 21, 2015, stating that the Company is duly incorporated under the laws of the State of Delaware and is in good standing under the laws of the State of Delaware (the “Good Standing Certificate”); and (viii) factual representations and warranties made to us by the Company, including those contained in an Opinion Certificate of the Company dated of even date herewith.  We have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us.  We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, the absence of any other extrinsic agreements or documents that might change or affect the interpretation or terms of any document we have reviewed and the due authorization, execution and delivery of all documents.  We have also assumed that any certificates or instruments representing the Shares have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than the existing laws of the State of California and the existing Delaware General Corporation Law (collectively, the “Applicable Laws”).

With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied solely upon the Good Standing Certificate and representations made to us by the Company. With respect to our opinion expressed in paragraph (2) below, we have assumed that, (i) at or prior to the time of issuance of the Shares, the Registration Statement will have been declared effective under the Securities Act with respect to all of the Shares, and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of the Shares (ii) the Acquisition Agreements will remain in full force and effect through the time of issuance of any Shares and will not be amended in any manner that effects the validity of the issuance of, or payment for, any Shares.

With respect to our opinions expressed in paragraph (2) below, we have assumed that: (a) no change or changes to the number of authorized or outstanding shares of the Company’s Common Stock, the par value per share of the Common Stock, or any of the Acquisition Agreements will occur that would (i) cause the exercise price per share of Common Stock or the conversion price per share of Common Stock under any Acquisition Agreement, as applicable, to be less than the par value per share of the Common Stock, or (ii) cause the Company to have insufficient authorized, unissued and unreserved shares of Common Stock available to satisfy its obligations to issue Unissued Shares under any of the Acquisition Agreements; and (b) if necessary, all required action, resolutions and approvals of the Company’s Board of Directors and stockholders will be timely and validly taken and obtained so that, at each time an Acquisition Agreement is exercised or converted to acquire shares of Common Stock, (i) the number of Unissued Shares issuable upon such exercise or conversion will not exceed the number of shares of the Company’s Common Stock then authorized under the Company’s Certificate of Incorporation that are not then issued or outstanding or reserved for issuance with respect to any other then outstanding securities of the Company and (ii) the exercise price per share of Common Stock or the conversion price per share of Common Stock under any Acquisition Agreement, as applicable, is not less than the par value per share of the Common Stock.

Opinions.  Based upon and subject to the foregoing, we are of the following opinion:

(1)  The Company is a corporation validly existing, in good standing, under the laws of the State of Delaware.

(2)  The Shares that may be sold by the Selling Stockholders pursuant to the Registration Statement will, when delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus and (in the case of Unissued Shares) when issued in accordance with the terms and conditions of the applicable Acquisition Agreement, be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.  In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters.  This opinion is rendered on, and speaks only as of, the date of this letter first written above, is based solely on our understanding of facts in existence as of such date and does not address any potential changes in facts, circumstance or law that may occur after the date of this opinion letter.  We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

FENWICK & WEST LLP

By:  /s/ Daniel Winnike
 Daniel Winnike, a Partner